                                                                   Exhibit 10.15

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is
entered into by CTC Media, Inc., a Delaware corporation (the "Company"), and
Leigh Sprague (the "Executive").

         WHEREAS, the Company and the Executive are party to that certain
Employment Agreement dated October 25, 2005 (the "Prior Agreement"); and

         WHEREAS, the Company and the Executive desire to amend and restate the
Prior Agreement to replace it in its entirety with this Agreement.

         In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.       Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, effective as of August 15, 2005 (the "Commencement
Date"). The Executive's employment shall continue until it is terminated in accordance with the provisions of Section 5.

2.       Title; Capacity.

                  a)       The Executive shall serve as Corporate Counsel and
         his job duties shall include preparing the Company for a planned U.S.
         listing and public offering and, thereafter, being responsible for ongoing SEC reporting, compliance and regulatory matters. The Executive will be responsible for managing the process through which the Company and its subsidiaries (collectively, the "Group") enter into legal agreements and will be actively involved in corporate transactions such as mergers, acquisitions and financings. The Executive's duties will include board and investor communications, review of key contracts and providing guidance on various aspects of U.S. law and general corporate matters. The Executive agrees to perform such other duties and responsibilities as the Company's Chief Financial Officer or his
         designee shall from time to time reasonably assign to him.

                  b)       The Executive shall be based at the Company's
         headquarters in Moscow, Russia or such other location as the Company and the Executive shall mutually agree.

                  c)       The Executive shall be subject to the supervision of,
         and shall have such authority as is delegated to him by, the Company's
         Chief Financial Officer or his designee or the Company's Board of
         Directors (the "Board").

                  d)       The Executive agrees to devote his entire business
         time, attention and energies to the business and interests of the
         Company during his employment with the Company and shall not engage in any other business activities without the prior written approval of the
         Chief Financial Officer. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the
         Company and any changes therein that may be adopted from time to time by the Company.

3.       Compensation and Benefits.

                  a)       Base Salary. The Company shall pay the Executive, in
         regular installments in accordance with the Company's standard payroll practices, an annual base salary of $200,000, less all applicable U.S.
         and Russian federal, state and local taxes and withholdings (the "Base
         Salary"). Such salary may be adjusted from time to time in accordance with normal business practice and upon mutual agreement of the parties.

                  b)       Discretionary Bonus. The Executive shall be eligible
         for an annual discretionary target bonus of up to 30% of his then current Base Salary, less all applicable U.S. and Russian federal, state and local taxes and withholdings, subject to achievement of performance goals set by either the Chief Financial Officer or the
         Board or a committee thereof. Whether such performance targets, if any, have been achieved will be decided by the Chief Financial Officer or the Board or a committee thereof in his or its reasonable discretion.
         The Executive's target bonus for 2005 shall be prorated from the
         Commencement Date and, therefore, the maximum discretionary bonus award that the Executive may be entitled to for 2005 shall be 11.25% of his
         Base Salary for 2005. In any event, the Executive must be an active employee of the Company on the date the bonus for any fiscal year is distributed in order to be eligible for a bonus award.

                  c)       Vacation. The Executive shall be eligible to accrue a
         maximum of 20 business days of paid vacation per calendar year, subject to proration to the Commencement Date and to be taken at such times as may be approved by and in the sole discretion of the Company. Such vacation days shall accrue at the rate of 1.667 days per month.

                  d)       Insurance. While the Executive is employed by the
         Company, the Company shall provide him with disability insurance coverage to the extent of 60% of the then current Base Salary and
         $750,000 in term life insurance coverage with a beneficiary or beneficiaries of the Executive's designation. The Company also shall provide the Executive and his immediate family with worldwide medical, vision and dental insurance with CIGNA (or an alternative provider mutually agreed by the Company and the Executive). The Executives insurance coverage shall be governed by the terms of the insurance policies.

                  e)       Retirement Benefits. The Company may establish a
         401(k) plan in which the Executive shall be eligible to participate subject to and in accordance with the formal plan documents governing such plan. If such a plan is established, the Company shall make a matching contribution equal to 50% of any contribution made by the
         Executive to the 401(k) plan, provided that the Company shall not be required to contribute more than $7,000 to the Executive's 401(k)
         account in any calendar year. The Company is not responsible for how any such contributions are treated for tax purposes by taxing and government authorities. In the event that the Company determines not to so establish a 401(k) plan for the Executive, the Company shall provide the Executive with an annual retirement benefit of $17,200 on or before
         December 31st of each year of the Executive's employment with the
         Company (pro-rated for any partial employment years). The Executive shall be responsible for all applicable U.S. and Russian federal, state and local taxes and withholdings on such benefit.

                                      -2-

                  f)       Russian visas. The Company shall use its best efforts
         to assist the Executive and his immediate family to obtain the necessary visas required for them to live in Russia and for the
         Executive to work in Russia, in each case, for the term of the
         Executive's employment with the Company. The Company will bear the cost of obtaining such visas. The Company makes no representations regarding the ability of the Executive and/or his immediate family members to obtain any such visas and/or maintain such status. The Executive shall be responsible for maintaining any documents relating to his continued
         performance of work in Russia.

                  g)       Mobile phone. The Company shall provide the Executive
         with a mobile phone and shall pay the line rental and service fees and the cost of any business-related calls.

                  h) Equipment. The Company shall consider on a case-by-case basis the Executive's reasonable requests for home office equipment
         (such as a laptop computer, printer and/or fax machine) and, to the extent the Company believes the Executive's service to the Company requires the use of such items, it shall provide them to the Executive
         (but, at all times, such items shall remain the property of the
         Company).

                  i)       Indemnification Agreement. The Company shall enter
         into an officer indemnification agreement with the Executive (the
         "Indemnification Agreement") in the form attached hereto as Exhibit A.

4.       Taxes. The Executive shall be responsible for all of his own federal and/or state taxes payable in the United States, Russia or any other jurisdiction in which he is subject to tax. During the term of the
         Executive's employment with the Company and for any tax year which includes a period during which the Executive was employed by the
         Company, the Company shall pay the costs of retaining tax accountants to prepare the U.S. (federal and, if any, state) and Russian tax returns for the Executive and his immediate family up to a maximum of
         $2,500 per annum.

5.       Employment Termination. The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  a)       At the election of the Company, for Cause,
         immediately upon written notice by the Company to the Executive. For the purposes of this Agreement, "Cause" for termination shall be deemed to exist upon: (i) a good faith finding by the Company that (A) the
         Executive has failed to adequately perform the material aspects of his assigned duties for the Company in a manner that materially and adversely affects the Company, after written notice of such failure of such duties and a reasonable opportunity to correct such failure, or
         (B) the Executive has engaged in dishonesty, gross negligence or intentional misconduct that materially and adversely affects the
         Company; (ii) the Executive's conviction of, or the entry of a pleading of guilty or nolo contendere by the Executive, to any crime involving moral turpitude or any felony; (iii) the Executive's material breach of
         Section 7 or 8 hereof if such breach is caused by the Executive's intentional misconduct or gross negligence; (iv) the Executive's intentional violation of Company policy in a manner that materially and adversely affects the Company, after written notice of such violation and a reasonable opportunity to correct such failure; or (v) the
         Executive's failure to maintain the currency of a visa providing him with the right to live and work in Russia, provided that such failure results from action or inaction on the Executive's part and not from
         (x) a change in Russian immigration laws, (y) the breach by the Company of its best efforts obligation set forth in Section 3(f) or (z) any other reason unrelated to action or inaction on the Executive's part.

                                      -3-

                  b)       At the election of the Company, without Cause, upon
         not less than six months' prior written notice of termination.

                  c)       At the election of the Executive, upon not less
         than six months' prior written notice of resignation.

                  d)       Upon the death or disability of the Executive. As
         used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of seventy-five (75) business days, whether or not consecutive, during any 360-day period to perform the services contemplated under this
         Agreement; provided that such disability is also deemed a "disability"
         for purposes of the disability insurance coverage referenced in Section
         3(d). A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the
         Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

6.       Effect of Termination.

                  a)       In the event the Executive's employment is terminated
         for Cause pursuant to Section 5(a), or at the election of either party pursuant to Sections 5(b) or 5(c), the Company shall pay to the
         Executive the compensation and benefits otherwise payable to the
         Executive under Section 3 through the last day of the Executive's actual employment by the Company.

                  b)       If the Executive's employment is terminated by death
         or because of disability pursuant to Section 5(d), the Company shall pay to the Executive or the Executive's estate, as the case may be, the compensation which would otherwise be payable to Executive under
         Section 3 up to the end of a one month period after which the termination of the Executive's employment occurs because of death or disability.

                                      -4-

7.       Non-Competition and Non-Solicitation.

                  a)       During the term of the Executive's employment and for
         a period of one (1) year with respect to subclause (i) below, and for a period of two (2) years with respect to subclause (ii) and (iii) below, after the termination of such employment, the Executive will not directly or indirectly:

                           i) as an individual proprietor, partner, stockholder,
                  officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of television broadcasting in Russia or any other country in
                  which the Group is then operating or in which it has
                  undertaken material preparations to begin operating; or

                           ii) recruit, solicit or induce, or attempt to induce,
                  any employee or employees of the Group to terminate their
                  employment with, or otherwise cease their relationship with, the Group; or

                           iii) solicit, divert or take away, or attempt to
                  divert or to take away, the business or patronage of any of the current or prospective business partners, advertisers or affiliate stations of the Group with whom the Executive had significant contact while employed by the Company.

                  (b)      If any restriction set forth in this Section 7 is
         found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c)      The Executive acknowledges and agrees that the
         restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Group and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

                  d)       The provisions of Section 7 survive the termination
         of the Executive's employment and the termination of this Agreement.

8.       Proprietary Information.

                  a)       The Executive agrees that all information and
         know-how, whether or not in writing, of a private, secret or confidential nature concerning the Group's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Group. By way of illustration, but not limitation, Proprietary Information may include business processes, methods and techniques; planned programming schedules; material terms of contracts, research data, personnel data, computer programs and supplier lists. The Executive shall not disclose any Proprietary
         Information to others outside the Group or use the same for any unauthorized purposes without written approval of the Chief Executive
         Officer or the Board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

                                      -5-

                  (b)      The Executive agrees that all files, letters,
         memoranda, reports, records, data, notebooks, program listings, or other written, photographic, or other tangible material containing
         Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Group to be used by the Executive only in the performance of his duties for the Group.

                  (c)      The Executive agrees that his obligation not to
         disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of business partners of the Group or other third parties who may have disclosed or entrusted the same to the Group or to the Executive in the course of the Group's business.

                  d)       The provisions of Section 8 survive the termination
of the Executive's employment and the termination of this Agreement.

9.       No Restrictions On Employment. The Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

10.      Notices. All notices required or permitted under this Agreement shall be in writing in English and shall be deemed to have been duly given when delivered either in person and shall be deemed effective upon personal delivery or upon sending by a reputable overnight courier service, addressed to the other party at the address shown on the signature page hereto, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11.      Entire Agreement. This Agreement, together with the Indemnification
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral (including, without limitation, the letter agreement dated July 5, 2005 between the Company and the Executive setting forth the terms of the Company's offer of employment to the Executive and the Prior Agreement), relating to the subject matter of this Agreement.

                                      -6-

12.      Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Chief Financial Officer or another officer of the Company designated the Board, on the one hand, and the Executive, on the other hand.

13.      Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed under and in accordance with the laws of the State of Delaware.
Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and the Executive each consents to the exclusive jurisdiction of such a court.

14.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

15.      Acknowledgment. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney of his own choosing. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

16.      No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

17.      Validity/Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

18.      Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                      -7-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth below.

                                            CTC MEDIA, INC.

Dated: November 28, 2005                    By: /s/ Nilesh Lakhani
       -----------------------------            --------------------------------
                                                Nilesh Lakhani
                                                Chief Financial Officer

                                            Address:   15A Pravda Street
                                                       Moscow 125124
                                                       Russia

Dated:  November 28, 2005                    /s/ Leigh Sprague
        ----------------------------         -----------------------------------
                                                 Leigh Sprague

                                             Address:  Zemlyanoy Val 48A, Apt. 1
                                                       Moscow 125009
                                                       Russia

                                      -8-